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ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made as of May 16, 2008 by and between WidePoint Corporation (the “Company”); Endurance Partners (Q.P.), L.P. (“Investor”); and Foley & Lardner LLP (the "Escrow Agent").

WHEREAS, Investor is purchasing from the Company 1,071,046 shares of the common stock of the Company (the “Shares”) for a purchase price of $1,092,466.92 U.S. Dollars (the “Funds”) in a private sale transaction pursuant to the terms of a Common Stock Purchase Agreement, dated an even date herewith (the “Purchase Agreement”); and

WHEREAS, the Company and Investor desire to enter into this Agreement to provide that (i) the Company and Investor shall provide the executed Transaction Documents (as defined below) to the Escrow Agent as of the date of this Agreement, (ii) Investor shall provide the Funds to the Escrow Agent on the next business after the date of this Agreement, (iii) the Escrow Agent shall thereafter hold the Funds and the Transaction Documents until the Company has caused its transfer agent to issue and deliver to the Investor the stock certificate evidencing the Shares, (iv) the Escrow Agent shall release the Funds to the Company upon the satisfaction of the items listed in the foregoing clause (iii), and (v) the Escrow Agent shall release to the Company and Investor the fully executed Transaction Documents at the time the Escrow Agent provides the Funds to the Company.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
TERMS OF THE ESCROW

1.1     The parties hereby agree to have the law firm of Foley & Lardner LLP act as Escrow Agent whereby the Escrow Agent shall receive the Funds in escrow and distribute the same as set forth in this Agreement. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement, and the documents related thereto, with this Agreement being an exhibit to such Purchase Agreement (collectively, the “Transaction Documents”).

1.2     Upon the execution of this Agreement, the Company and Investor shall deliver the executed Transaction Documents to the Escrow Agent as of the date of this Agreement and Investor shall wire the Funds to the Escrow Agent according to wire instructions to be provided by the Escrow Agent to Investor. The Escrow Agent shall thereafter hold the Funds and the Transaction Documents until the Company has caused its transfer agent to issue and deliver to the Investor the stock certificate evidencing the Shares pursuant to the terms of the Purchase Agreement. Upon the delivery to the Investor by the Company’s transfer agent of the stock certificate evidencing the Shares, then the Escrow Agent shall promptly release the Funds to the Company, and the Escrow Agent shall also deliver the Transaction Documents to each of the Company and Investor. In the event the Company does not cause its transfer agent to issue and deliver to the Investor the stock certificate evidencing the Shares pursuant to the terms of the Purchase Agreement, then the Escrow Agent shall return the Funds to Investor by wire transfer according to instructions received in writing by the Escrow Agent from Investor, and the Escrow Agent shall destroy the Transaction Documents.

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1.3     Upon the completion by the Escrow Agent of its obligations under Section 1.2, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

1.4     This Agreement may be altered or amended only with the written consent of all of the parties hereto. In the event the Company or Investor attempts to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and Investor in writing. In the case of the Escrow Agent’s resignation, the only duty of the Escrow Agent, until receipt of a joint written notice from the Company and Investor (the “Transfer Instructions”) that a successor escrow agent has been appointed, shall be to hold and preserve the Funds and the Transaction Documents that are in its possession. Upon receipt by the Escrow Agent of said notice from the Company and Investor of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Funds to such successor escrow account to be thereafter held by such successor escrow agent, the Escrow Agent shall promptly thereafter transfer the Funds and deliver the Transaction Documents to said successor escrow agent. Immediately after said transfer of the Funds and delivery of the Transaction Documents to said successor escrow agent, the Escrow Agent shall furnish the Company and Investor with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company and Investor after notice of resignation has been given, except only for the Transfer Instructions.

1.5     The Escrow Agent shall be reimbursed by the Company for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the Company or Investor in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Funds received from Investor and to deliver the Funds under the terms hereof. The Company and Investor each agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction, including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement and/or the Purchase Agreement. The parties each and all acknowledge and recognize that the Escrow Agent has also served and shall continue to serve as the legal counsel to the Company and the parties each and all waive any claim of any conflict of interest as a result thereof.

1.6     The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

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1.7     The Escrow Agent is hereby expressly authorized to disregard any and all warnings or orders given by any of the parties hereto or by any other person or corporation, excepting only the Transfer Instructions and/or orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, including but not limited to the Transfer Instructions, then the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree or orders being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.8     The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.9     If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.10     It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Funds and/or the Transaction Documents held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain the Funds and the Transaction Documents in the Escrow Agent's possession, without liability to anyone, until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Funds and the Transaction Documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the District of Columbia in accordance with the applicable procedure therefor.

ARTICLE 2
MISCELLANEOUS

2.1      No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

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2.2     This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

2.3      This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.4      Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

2.5     (a)     This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

          (b)      ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE APPROPRIATE FEDERAL COURT LOCATED IN THE DISTRICT OF COLUMBIA, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT. EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

2.6     All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:                                        If to Investor, to:

Widepoint Corporation                                      Endurance Partners (Q.P.), L.P.
            One Lincoln Centre, Suite 1100                         4514 Cole Street, STE 808
            Oakbrook Terrace, Illinois 60181                      Dallas, Texas 75205
            Attn: James McCubbin                                     Attn: Timothy G. Ewing

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                                          If to the Escrow Agent:

                                                      Foley & Lardner LLP
                                                      3000 K Street, N.W., Suite 300
                                                      Washington, D.C. 20007
                                                      Attn: Thomas L. James, Esq.

2.7     By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Transaction Documents. Notwithstanding anything to the contrary as contained in this Agreement or any other agreement or understanding whatsoever, the parties each and all recognize and confirm their understanding that the Escrow Agent has served and will continue to serve as the legal counsel of the Company and the parties waive any and all claims of conflict of interest with respect to Escrow Agent serving under this Agreement, and Investor agrees that Investor shall not do any act which would adversely affect the ability of the Escrow Agent to continue to serve as the legal counsel of the Company.

2.8     Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

2.9     This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

ATTEST:                                                                WIDEPOINT CORPORATION

____________________________                        By:____________________________[SEAL]
James T. McCubbin, Secretary                                      Steve Komar, Chief Executive Officer

INVESTOR:

                                                                                ENDURANCE PARTNERS, L.P.

____________________________                        By:__________________________
Name:                                                                      Name:
Title:                                                                         Title:

ESCROW AGENT:

FOLEY & LARDNER, LLP

By:__________________________________
     Thomas L. James, Partner